UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 25, 2003

JURE HOLDINGS, INC.
(Exact name of registrant as specified on its charter)

FLORIDA
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Henry Dattler, President
1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
(Address of principal executive offices)

(604) 602-1717
(Registrant's Telephone Number, Including Area Code)

ITEM 2. Acquisition or Disposition of Assets.

On April 11, 2003, Jure Holdings, Inc., ("Company") entered into a Stock Exchange Agreement ("Agreement") with OpenLimit Holding AG ("OpenLimit"), a Swiss corporation, wherein the Company agreed to issue to the shareholders of OpenLimit 42,000,000 shares in exchange for the 4,200,000 shares that constitute all the issued and outstanding shares of OpenLimit. OpenLimit wholly owns OpenLimit Access Marketing AG, a Swiss corporation, Bonneville Group AG, a Swiss corporation, and SignCubes GmBH, a German corporation. The parties closed the Agreement on April 25, 2003 with the acquisition of OpenLimit.

OpenLimit is a leading Swiss developer of internet enabled credit cards (Smartcards) that are sold as part of a package to internet users through a specialized network marketing program that directs customers to an OpenLimit internet portal where subscribers can purchase goods and services. The OpenLimit package consists of an internet credit card (OpenLimit Card) with an integrated chip that utilizes a digital signature, the OpenLimit card reader and the OpenLimit SignCubes software. Each OpenLimit subscriber receives an immediate credit line, starting at $200 up to $1,000 depending on the credit evaluation of the individual. Once a credit limit has been established, each subscriber is granted access to the OpenLimit Tower, where customers can transact purchases on the internet at preferred rates with the security that comes from using digital signatures. Existing credit cards do not offer this functionality or security on the internet.

Since the former owners of OpenLimit end up with control of the Company the transaction would normally be considered a purchase by OpenLimit, however, since the Company is not a business the transaction is not a business combination. Instead, the transaction is accounted for as a recapitalization of OpenLimit and the issuance of stock by OpenLimit (represented by the outstanding shares of the Company) for the assets and liabilities of the Company. The value of the net assets of the Company is the same as their historical book value.

The Company intends to change its name to "OpenLimit, Inc." to reflect its business focus as soon as is practicable pursuant to Securities and Exchange Commission rules and regulations.

ITEM 5. Other Events

On April 25, 2003 subsequent to the closing of the Agreement with OpenLimit, Nora Coccaro, the Company's sole officer and director appointed Henry Dattler, Josef Mettler, Beat Baer and Hans Joerg Hartmann to the Company's board of directors. The newly constituted board of directors then accepted the resignation of Nora Coccaro as the Company's president and proceeded to appoint new officers. The board of directors appointed Henry Dattler as the Company's president and chief executive officer, Josef Mettler as the Company's chief financial officer and Nora Coccaro as the Company's corporate secretary effective April 25, 2003.

ITEM 7. Financial Statements and Exhibits

Pro forma financial statements will be filed by amendment to this Form 8K within the time permitted by the rule.

The following exhibit is included:

EXHIBIT NO.	PAGE NO.	DESCRIPTION
10(i)	4	Stock Exchange Agreement dated April 25, 2003 between the Company and the shareholders of OpenLimit Holding AG and disclosure schedules thereto.

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JURE HOLDINGS, INC.

Signature		Date

By:	/s/ Henry Dattler	April 30, 2003
Name:	Henry Dattler
Title:	President and Chief Executive Officer